UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2013

ANTHERA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34637	20-1852016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                           Results of Operations and Financial Condition.

On May 13, 2013 Anthera Pharmaceuticals, Inc. (the “Company”) issued its first quarter 2013 press release.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2013 Peter Thompson, M.D., a director of Anthera Pharmaceuticals, Inc. (the “Company”), resigned from the Board of Directors of the Company effective upon the Company’s 2013 Annual Meeting of Stockholders.

On May 17, 2013, May Liu, 37, was appointed principal accounting officer.  Ms. Liu has served as the Company’s Vice President, Finance since January 2011. Prior to that, she served as Anthera’s Corporate Controller since October 2007. Ms. Liu joined the Company as Director of Finance in April 2007. Prior to that, Ms. Liu served as SEC Reporting and Technical Accounting Manager at Renovis, Inc., a clinical-stage pharmaceutical company, from October 2005 to March 2007. Ms. Liu has been a Certified Public Accountant since 2007 and worked at the audit and assurance practice of Ernst & Young, LLP. from 2000 to 2005, focusing primarily in the life science industry. Ms. Liu holds a B.S. in business administration with a concentration in accounting from San Francisco State University.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders at the 2013 Annual Meeting of Stockholders held on May 16, 2013:

(i) The election of two Class I directors, as nominated by the Board of Directors, to hold office until the 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(ii) The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013;

(iii) The approval of an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended, to (i) effect a reverse stock split of our common stock in the range of 1:5 to 1:8, such ratio to be determined in the discretion of our Board of Directors and (ii) reduce the number of authorized shares of common stock from 195,000,000 to 100,000,000 (on a post-split basis);

(iv) The approval of the Company’s 2013 Stock Option and Incentive Plan;

(v) A non-binding, advisory vote on the executive compensation of the Company’s named executive officers; and

(vi) A non-binding, advisory vote on the frequency of future advisory votes on the executive compensation of the Company’s named executive officers.

The proposals are described in detail in the Company’s Proxy Statement filed with the SEC on March 26, 2013.

The number of shares of common stock entitled to vote at the annual meeting was 148,900,254.  The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 103,896,905.  All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and all director nominees were elected.

The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(a)                                 Election of two Class I Directors

Director Nominee	Votes For	Votes Withheld
David Thompson	60,200,990	285,482
Sanford Zweifach	60,202,068	284,404

There were 43,410,433 broker non-votes regarding the election of directors.

(b)                                 Ratification of Auditors.

Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  The results of the voting included 103,420,180 votes for, 245,426 votes against, and 231,299 votes abstained.

There were zero broker non-votes regarding this proposal.

(c)                                  Amendment of the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended.

Stockholders approved the amendment of the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended.  The results of the voting included 95,086,314 votes for, 8,761,534 votes against, and 49,057 votes abstained.

There were zero broker non-votes regarding this proposal.

(d)                                 2013 Stock Option and Incentive Plan.

Stockholders approved the Company’s 2013 Stock Option and Incentive Plan.  The results of the voting included 58,826,817 votes for, 1,584,894 votes against, and 74,761 votes abstained.

There were 43,410,433 broker non-votes regarding this proposal.

(e)                                  Advisory Vote on Executive Compensation.

Stockholders approved the executive compensation of Company’s named executive officers.  The results of the voting included 46,028,150 votes for, 1,570,115 votes against, and 12,888,207 votes abstained.

There were 43,410,433 broker non-votes regarding this proposal.

(f)                                   Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

Stockholders approved a frequency of “EVERY THREE YEARS” for future advisory votes on executive compensation.  The results of the voting included 24,449,103 votes for 1 year, 527,364 votes for 2 years, 31,505,517 votes for 3 years, and 4,004,488 votes abstained.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2013	Anthera Pharmaceuticals, Inc.

	By:	/s/Christopher P. Lowe
Christopher P. Lowe
Chief Financial Officer